FIRST AMENDMENT TO

SHAREHOLDER SERVICING AGREEMENT

This first amendment (the “Amendment”) to the Shareholder Servicing Agreement dated as of July 21, 2026 (the “Agreement”), by and between each of the entities listed on Schedule A, each severally and not jointly (each referred to herein as the “Fund”) and J.P. Morgan Institutional Investments Inc. (the “Shareholder Servicing Agent”), is entered into as of July 21, 2026 (the “Eﬀective Date”).

WHEREAS, each Fund and the Shareholder Servicing Agent (the “Parties”) desire to amend Schedules A and B of the Agreement to reflect an updated list of Funds; and

WHEREAS, pursuant to Section 16 of the Agreement all amendments are required to be in writing and signed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and suﬃciency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Schedules A and B to the Agreement are hereby deleted in their entirety and replaced with Schedules A and B attached hereto.

3.	All other terms and conditions of the Agreement remain in eﬀect and are hereby incorporated herein by reference.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

JPMorgan Real Assets Dedicated Fund

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Chief Financial Officer & Treasurer

JPMorgan Public and Private Income Fund

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Chief Financial Officer & Treasurer

JPMorgan Credit Markets Fund

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Chief Financial Officer & Treasurer

J.P. Morgan Institutional Investments Inc.

By:	/s/ James A. Hoffmann
Name:	James A. Hoffmann
Title:	Executive Director

SCHEDULE A

TO THE SHAREHOLDER SERVICING AGREEMENT

(EFFECTIVE AS OF JULY 21, 2026)

NAME OF ENTITY	STATE AND FORM OF ORGANIZATION

JPMorgan Credit Markets Fund	Delaware statutory trust

JPMorgan Public and Private Income Fund	Delaware statutory trust

JPMorgan Real Assets Dedicated Fund	Delaware statutory trust

SCHEDULE B

TO THE SHAREHOLDER SERVICING AGREEMENT

(EFFECTIVE AS OF JULY 21, 2026)*

NAME AS OF JULY 21, 2026	FORMER NAME	SHARE CLASS	SHAREHOLDER SERVICING FEE *
JPMorgan Credit Markets Fund	N/A	A	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)
		S	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)
		I	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)
JPMorgan Public and Private Income Fund	N/A	A	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)
		S	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)
		I	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)
JPMorgan Real Assets Dedicated Fund	N/A	A	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)
		S	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)
		I	0.25% (Annual rate expressed as a percentage of the average daily net assets, computed daily and payable monthly in arrears)

*

Schedule B is effective as of the date of this Agreement with respect to the JPMorgan Credit Markets Fund and JPMorgan Public and Private Income Fund. The schedule shall become effective with respect to the JPMorgan Real Assets Dedicated Fund upon the date the Fund commences investment operations following the time its registration statement is declared effective.